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                                                                    EXHIBIT 11.1


                                 COMPURAD, INC.
                SCHEDULE REGARDING COMPUTATION OF LOSS PER SHARE
                                   (UNAUDITED)


                                                       THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                          SEPTEMBER 30,                      SEPTEMBER 30,
                                                 -----------------------------       ------------------------------
                                                     1997              1996              1997               1996
                                                 -----------        ----------       -----------        -----------

Net income (loss)                                $  (420,191)       $   73,271       $(1,207,078)       $  (287,635)
                                                 ===========        ==========       ===========        ===========

Weighted average common shares outstanding         3,927,241         3,066,926         3,882,031          2,300,842

Common stock equivalents pursuant to
   SAB No. 83: Stock and options issued
   within one year of initial filing                      --                --                --            424,622

Common stock equivalents-dilutive options                 --           189,900                --                 --

Weighted average common shares and
   common share equivalents outstanding
   during the period                             -----------        ----------       -----------        -----------

                                                   3,927,241         3,256,826         3,882,031          2,725,464
                                                 ===========        ==========       ===========        ===========

Net income (loss) per common share               $     (0.11)       $     0.02       $     (0.31)       $     (0.11)
                                                 ===========        ==========       ===========        ===========



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